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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF INCORPORATION
                                         OF
                                 PURCHASESOFT, INC.


       FIRST.  The name of the Corporation is PURCHASESOFT, INC.

       SECOND. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

       THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

       FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 25,000,000, consisting solely of:

       25,000,000 shares of common stock, $.01 par value per share ("Common Stock").

       The following is a statement of the powers, designations, preferences, privileges, and relative, participating, optional, and other special rights of the Common Stock:

       1.      COMMON STOCK

       1.1. INCREASE OR DECREASE IN AUTHORIZED NUMBER. The number of authorized shares of Common Stock may be increased or decreased (but not below the combined number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

       1.2. VOTING RIGHTS. Except as otherwise required by law, the holders of Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder.

       1.3. DIVIDEND, LIQUIDATION AND OTHER RIGHTS. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of any other class or series of stock ranking senior to the Common Stock upon liquidation of the specific preferential amounts which they are entitled to receive upon such liquidation.

       FIFTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:


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               (a)    At each annual meeting of stockholders, nominees will
       stand for election for one-year terms to succeed those directors whose terms are to expire as of such meeting. Notwithstanding anything expressed or implied to the contrary in the foregoing provisions of this Article FIFTH, each director shall continue to serve as such until the expiration of his term as set forth above in this paragraph (a) and his successor is duly elected and qualified or until his or her earlier death, incapacity, resignation or removal. Any director serving as such pursuant to this paragraph (a) of Article FIFTH may be removed only for cause and only by the vote of the holders of a majority of the shares of the Corporation's stock entitled to vote for the election of directors.

               (b) The Board of Directors shall have the power and authority: (1) to adopt, amend or repeal any or all of the By-Laws of the Corporation, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate of Incorporation, by law, or by the By-Laws; and (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgage, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

               (c) Except as the Delaware General Corporation Law may otherwise require with respect the filling of vacancies or new directorships in the Board of Directors, any vacancies or new directorships in the Board of Directors, including unfilled vacancies or new directorships resulting from the removal of directors with cause or from any increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

               (d)    Directors need not be stockholders of the Corporation.

       SIXTH. No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; PROVIDED, HOWEVER, that, to the extent required from time to time by applicable law, this Article SIXTH shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

       SEVENTH. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, as further provided in the By-Laws.

       EIGHTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class or series of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary


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way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 391 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class or series of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class or series of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class or series of stockholders of the Corporation, as the case may be, and also on the Corporation.

       NINTH. The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential short-term economic benefits to stockholders of the Corporation, including without limitation (A) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity and (B) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates.

       TENTH. Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting. Special meetings of stockholders of the Corporation may only be called by the Chairman of the Board of Directors, the President, a majority of the total number of directors which the Corporation would have if there were no vacancies, or by the Corporation at the written request of stockholders holding greater than one-third of the outstanding shares.

       ELEVENTH. The affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may in the future be required pursuant to the terms of any outstanding preferred stock) shall be required (i) to amend or repeal the provisions of Articles FIFTH, SEVENTH, NINTH, TENTH or ELEVENTH of the Corporation's Certificate of Incorporation, as amended from time to time, (ii) to amend, adopt or repeal the Corporation's By-Laws (PROVIDED, HOWEVER, that the provisions of this Article ELEVENTH shall in no way limit the power or authority of the Board of Directors to amend, adopt or repeal By-Laws), or (iii) to reduce the number of authorized shares of Common Stock.

       TWELFTH. The name and mailing address of the sole incorporator is as follows:

               NAME                  MAILING ADDRESS
               ----                  ---------------

       Douglas E. Onsi, Esq.         c/o     Bingham Dana LLP
                                             150 Federal Street
                                             Boston, Massachusetts  02110



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       THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 5th day of October, 1998.



                                    /s/ Douglas E. Onsi
                                   ----------------------------------------
                                             Douglas E. Onsi, Esq.